UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2011

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2011, Stream Global Services, Inc. (“Stream”) commenced implementation of workforce reductions and organizational changes in the company’s service delivery and associated operational support functions in order to improve efficiencies and continue to make the company more responsive to its clients and their customers.

In addition, Stream is exiting its South Africa call center operations, including the elimination of the company’s service delivery workforce in the company’s South Africa facility. Stream expects to complete substantially all of the South African workforce reduction in the fourth quarter of 2011.

Stream estimates that it will record aggregate charges related to these workforce reductions in a range of approximately $3.0 million to $3.5 million (including approximately $600,000 to $700,000 related to Stream’s South African workforce reductions), which primarily reflect costs associated with one-time termination benefits. Stream expects that substantially all costs will be paid out over the next twelve months. Stream is continuing to evaluate potential options related to the closure of its South Africa call center facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: September 19, 2011

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel and Secretary

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